Exhibit 4.16

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of December 29, 2011, among Cheyenne Logistics LLC, a Delaware limited liability company (“Cheyenne Logistics”) and El Dorado Logistics LLC, a Delaware limited liability company (“El Dorado Logistics” and collectively with Cheyenne Logistics, the “Guaranteeing Subsidiaries”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and collectively with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 10, 2010, providing for the issuance of 8.25% Senior Notes due 2018 (the “Notes”), a First Supplemental Indenture, dated as of April 14, 2010, providing for the addition of Holly Energy Storage-Tulsa LLC, a Delaware limited liability company and Holly Energy Storage-Lovington LLC, a Delaware limited liability company, as Guarantors under the Indenture, and a Second Supplemental Indenture, dated as of June 4, 2010, providing for the addition of HEP Operations LLC, a Delaware limited liability company, as a Guarantor under the Indenture;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Third Supplemental Indenture or for any claim

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based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

By:	/s/ Matthew P. Clifton
Matthew P. Clifton
President and Chief Executive Officer

EL DORADO LOGISTICS LLC, a Delaware limited liability company

By:	/s/ Matthew P. Clifton
Matthew P. Clifton
President and Chief Executive Officer

ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P.,
its general partner

	By:	Holly Logistic Services, L.L.C.,
its general partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

HOLLY ENERGY FINANCE CORP.

By:	/s/ Matthew P. Clifton
Matthew P. Clifton
President and Chief Executive Officer

OTHER GUARANTORS:

HEP OPERATIONS LLC, a Delaware limited liability company

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

HOLLY ENERGY STORAGE-TULSA LLC, a Delaware limited partnership

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President,
Strategy and Corporate Development

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited partnership

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President,
Strategy and Corporate Development

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President,
Strategy and Corporate Development

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President, Strategy and Corporate Development

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Steven A. Finklea
Vice President